Exhibit 1K-11

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Annual Report on Form 1-K of Opening Night Enterprises, LLC of our report dated April 30, 2021, relating to our audit of the financial statements for the period ended December 31, 2020 and 2019.

/s/ TAAD, LLP

Diamond Bar, California

April 30, 2021